Exhibit (s)
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below nominates, constitutes and appoints each of R. Joseph Dougherty, M. Jason Blackburn and Michael S. Minces (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any and all capacities, to make, execute and sign all amendments and supplements to the Registration Statement on Form N-2 under the Securities Act of 1933 (the “Securities Act”) of HIGHLAND DISTRESSED OPPORTUNITIES FUND, INC. (the “Company”) and any abbreviated registration statements on Form N-2 pursuant to paragraph (b) of Rule 462 of the Securities Act (“Rule 462 Registration Statements”) in order to register additional shares of common stock, par value $0.001 per share, of the Company, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of common stock, par value $0.001 per share, of the Company, and any and all amendments and supplements to such Registration Statement and any Rule 462 Registration Statements, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned officers and Directors themselves might or could do.
IN WITNESS WHEREOF, the undersigned Directors and officers have hereunto set their hands this 8th day of December 2006.

/s/	/s/ James D. Dondero

M. Jason Blackburn	James D. Dondero
Treasurer (chief financial officer and principal financial officer)	President (principal executive officer)

/s/ R. Joseph Dougherty	/s/ Timothy K. Hui

R. Joseph Dougherty	Timothy K. Hui
Director and Senior Vice-President	Director

/s/ Scott F. Kavanaugh	/s/ James F. Leary

Scott F. Kavanaugh	James F. Leary
Director	Director

/s/ Bryan A. Ward Bryan A. Ward
Director